Exhibit 10.2

DEFI DEVELOPMENT CORP.
2025 EMPLOYEE STOCK PURCHASE PLAN

SECTION 1. PURPOSE

The purposes of the Plan (a) are to provide Employees of the Company and its Designated Companies with an opportunity to purchase Shares of the Company and (b) to encourage such Employees to remain in the employ of the Company and its Designated Companies.

The Plan consists of two components: (i) a Code Section 423 Component (the “423 Component”) and (ii) a non-Code Section 423 Component (the “Non-423 Component”). The Company intends (but makes no undertaking or representation to maintain) that the 423 Component qualify as an “employee stock purchase plan” under Section 423 of the Code (including any amendments or replacements of such section), and the provisions of the 423 Component shall be so construed. In addition, this Plan authorizes the grant of Options to purchase Shares under the Non-423 Component that does not qualify as an “employee stock purchase plan” under Section 423 of the Code; such Options will be granted pursuant to rules, procedures or sub-plans adopted by the Committee designed to achieve tax, securities laws or other objectives for Eligible Employees, the Company and its Designated Companies. Except as otherwise provided herein, the Non-423 Component will operate and be administered in the same manner as the 423 Component.

SECTION 2. DEFINITIONS

Certain capitalized terms used in the Plan have the meanings set forth in Appendix A.

SECTION 3. ADMINISTRATION

3.1	Administration by Committee

The Plan shall be administered by the Committee. The Committee shall have the authority to delegate administrative or other duties to officers, directors or employees of the Company or a Designated Agent as it deems advisable.

3.2	Authority of Committee

(a)	Subject to the provisions of the Plan, the Committee shall have the full and exclusive discretionary authority (i) to construe and interpret the Plan and Options granted under it; (ii) to establish, amend, and revoke rules and regulations for the administration and operation of the Plan (including, without limitation, the determination and change of Offering Periods, Purchase Periods and payment procedures; the designation from time to time of which Subsidiaries of the Company shall be part of the Employer; the requirement that Shares be held by a specified Designated Agent; and the establishment of an exchange ratio applicable to amounts withheld in a currency other than U.S. dollars); (iii) to determine all questions of eligibility, disputed claims and policy that may arise in the administration of the Plan; (iv) to make any changes to the Plan or its operations to satisfy applicable laws reduce or eliminate any unfavorable legal accounting or other consequences to the extent deemed appropriate; (v) to permit payroll deduction adjustments to adjust for delays or mistakes in processing of payroll deduction elections; (vi) to establish administrative procedures; and (vii) to generally exercise such powers, perform such acts and make such determinations as the Committee deems necessary or expedient to administer and operate the Plan and promote the best interests of the Company, including, but not limited to, designating from time to time which Subsidiaries of the Company shall be part of the Employer. The Committee’s determinations as to the interpretation and operation of the Plan shall be final and conclusive and each action of the Committee or its designee shall be binding on all persons.

(b)	In exercising the powers described in the foregoing paragraph, the Committee may adopt special or different rules for the operation of the Plan including, but not limited to, rules designed to accommodate the practices of an applicable jurisdiction; provided that, to the extent required under Section 423 of the Code, such rules are not intended to result in any Participants having different rights and privileges under the Plan in violation of Section 423 of the Code or otherwise cause the Plan to fail to satisfy the applicable requirements of Section 423 of the Code and the regulations thereunder.

SECTION 4. NUMBER OF SHARES

4.1	Share Reserve.

Subject to adjustment from time to time as provided in Section 10, the number of Shares available for issuance under the Plan shall be:

(a)	250,000 Shares; plus

(b)	an annual Share increase to be added as of January 1st of each calendar year commencing after the Effective Date and ending on, and including, January 1, 2035, equal to the least of (i) 250,000 Shares, (ii) 0.5% of the aggregate number of Shares outstanding on December 31st of the immediately preceding calendar year (rounded up to the nearest whole share), and (iii) an amount determined by the Committee; provided that any Shares that become available from any such increases in previous years that are not actually issued shall continue to be available for issuance under the Plan.

The Shares purchased under the Plan may be authorized but unissued Shares, Shares purchased on the open market or Shares from any other proper source. All or any portion of the Shares available for issuance under the Plan may be issued under the 423 Component.

4.2	Expired Options.

If any Option granted under the Plan shall for any reason terminate without having been exercised, the Shares not purchased under such Option shall again become available for issuance under the Plan.

SECTION 5. OFFERING PERIODS

The Plan shall be implemented by a series of Offering Periods established by the Committee, which may contain interim consecutive Purchase Periods, during which Shares may be purchased by Participants. The Committee shall have the authority to change the duration, frequency, start date and end date of Offering Periods (and interim Purchase Periods therein); provided, however, that an Offering Period may not exceed five years; and provided, further, that if the Purchase Price may be less than 85% of the Fair Market Value of the Shares on the Purchase Date, the Offering Period may not exceed 27 months.

SECTION 6. ENROLLMENT

6.1	Initial Enrollment

(a)	An Eligible Employee may become a Participant in an Offering Period by submitting a properly completed Subscription Agreement to the Company or its designee, in accordance with electronic or other procedures established by the Company, not later than the close of business on the Cut-Off Date established by the Company for such Offering Period. An Eligible Employee who does not submit a properly completed Subscription Agreement to the Company or its designee on or before the Cut-Off Date for an Offering Period shall not participate in the Plan for that Offering Period or for any subsequent Offering Period unless such Eligible Employee subsequently submits a properly completed Subscription Agreement to the Company or its designee on or before the Cut-Off Date for such subsequent Offering Period.

(b)	An Employee who becomes an Eligible Employee on or after the first day of an Offering Period shall not be eligible to participate in such Offering Period but may participate in any subsequent Offering Period, provided that such Employee is still an Eligible Employee as of commencement of such subsequent Offering Period and timely completes the procedures for enrollment in the Plan.

6.2	Payroll Deductions

(a)	Shares that are to be acquired under the Plan shall be paid for by means of payroll deductions from a Participant’s Eligible Compensation or, if payroll deductions are not permitted under local law, through another means of contribution specified by the Committee pursuant to the Non-423 Component. Unless the Committee determines otherwise for a future Offering Period, any payroll deductions must be in whole percentages comprising not less than 1% and not more than 25% of a Participant’s Eligible Compensation received on each applicable pay day during the Offering Period. Payment amounts shall be credited on a bookkeeping basis to a Participant’s Account under the Plan. All payroll deductions or contributions received or held by the Company may be used by the Company for any purpose and the Company shall have no obligation to segregate such funds, except as may be required by local law. No interest shall accrue on payroll deductions or contributions by Participants, except as may be required by local law.

(b)	Any payroll deductions for a Participant shall commence on the first pay day on or following the first day of an Offering Period and shall end on the last pay day on or prior to the Purchase Date to which a Subscription Agreement applies, unless sooner altered or terminated as provided herein or the Committee determines otherwise for a future Offering Period.

6.3	Continuing Effectiveness of Subscription Agreement; Subscription Agreement Changes

Unless otherwise determined by the Committee, a Participant’s enrollment election and the designated rate of payroll deduction shall automatically continue for future Offering Periods, unless the Participant changes or cancels the Participant’s enrollment election, including the designated rate of payroll deduction in accordance with procedures established by the Committee prior to the Cut-Off Date with respect to a future Offering Period, or elects to withdraw from the Plan. Unless otherwise determined by the Committee for an Offering Period, a Participant may withdraw from the Plan in accordance with Section 9.1 but, while participating in an Offering Period, may not otherwise change his or her rate of payroll deduction or contribution for such Offering Period.

6.4	No Participation in Multiple Offering Periods; Voluntary Participation

Eligible Employees may not participate in more than one Offering Period at a time. Participation in the Plan is entirely voluntary.

6.5	Non-U.S. Jurisdictions

Eligible Employees who are citizens or residents of a non-U.S. jurisdiction may be excluded from participation in the Plan or an Offering Period if the participation of such Eligible Employees is prohibited under the laws of the applicable jurisdiction or if complying with the laws of the applicable jurisdiction would cause the Plan or an Offering Period to violate Section 423 of the Code. In the case of the Non-423 Component, an Eligible Employee may be excluded from participation in the Plan or an Offering Period if the Committee has determined that participation of such Eligible Employee is not advisable or practicable.

SECTION 7. GRANT OF OPTIONS

7.1	Option Grant

(a)	Enrollment by an Eligible Employee in the Plan as of the first day of an Offering Period in accordance with the requirements of Section 6 will constitute the grant on such date by the Company to such Participant of an Option to purchase Shares from the Company pursuant to the Plan.

(b)	Notwithstanding any other provision of the Plan to the contrary, no Eligible Employee shall be granted an Option under the Plan to the extent that, immediately after the Option is granted, such Eligible Employee would own, directly or indirectly, stock possessing an aggregate of 5% or more of the total combined voting power or value of all classes of stock of the Company or any Parent or Subsidiary (and for purposes of this paragraph, the attribution rules of Section 424(d) of the Code shall apply, and stock which the Employee may purchase under outstanding options shall be treated as stock owned by the Employee). In addition, Share purchases by each Eligible Employee shall be subject to the Share limits set forth in Section 8.2(a).

(c)	In addition, to the extent required by Section 423 of the Code, no Eligible Employee shall be granted an Option under the Plan (or any other plan of the Company or a Subsidiary intended to qualify under Section 423 of the Code) that would permit the Eligible Employee to purchase Shares under the Plan (and stock under such other plans) that accrues at a rate that exceeds $25,000 of Fair Market Value of such stock (determined at the time such option is granted) for each calendar year in which such Option is outstanding at any time. Any payments made by a Participant in excess of this limitation shall be returned to the Participant in accordance with procedures established by the Committee.

7.2	Option Expiration

An Option granted to a Participant pursuant to the Plan shall expire, if not terminated for any other reason first, on the earliest to occur of: (a) the end of the Offering Period in which such Option was granted; (b) the effective date of the Participant’s withdrawal from the Plan; and (c) the date on which the Participant’s participation in the Plan terminates for any reason, including as a result of termination of employment.

SECTION 8. PURCHASE OF SHARES

8.1	Purchase Price

The purchase price (“Purchase Price”) at which Shares may be acquired in an Offering Period (or interim Purchase Period therein) pursuant to the exercise of all or any portion of an Option granted under the Plan shall be 85% of the lesser of:

(a)	the Fair Market Value of a Share on the first day of such Offering Period; and

(b)	the Fair Market Value of a Share on the Purchase Date;

provided, however, that the Committee may increase the Purchase Price applicable to the first day of an Offering Period and/or the Purchase Date(s) for a future Offering Period, subject to compliance with Section 423 of the Code, as applicable.

8.2	Purchase of Shares

(a)	An Option granted to a Participant under the Plan that remains outstanding as of a Purchase Date shall give the Participant a right to exercise the Option and purchase on the Purchase Date the largest number of whole Shares which the funds accumulated in the Participant’s Account as of such Purchase Date will purchase at the applicable Purchase Price; provided, however, that unless the Committee determines otherwise for a future Offering Period (or an interim Purchase Period therein), no Participant may purchase during the Offering Period more than 10,000 Shares, subject to adjustment as provided in Section 10, and provided further, that the Committee may, in its discretion, further limit the number of Shares purchased by each Participant in any Offering Period (or interim Purchase Period therein). Purchases by Participants are further subject to the limits in Section 7.1.

(b)	In the case of Participants employed by a Designated Company, the Committee may provide for Shares to be sold through the Designated Company to such Participants, to the extent consistent with Section 423 of the Code.

8.3	Adjustments to Contributions

The Company shall have the authority to take all necessary action, including, but not limited to, suspending the payroll deductions or contributions of any Participant, in order to ensure compliance with this Section 8 and the limits set forth in Section 7.1. Any payroll deductions or contributions suspended as a result of the limits of the Plan shall automatically resume for Eligible Employees at the beginning of the earliest Offering Period (or interim Purchase Period therein) for which the foregoing limits will not be exceeded, provided that when the Company automatically resumes such payroll deductions or contributions, the Company shall apply the contribution rate in effect immediately prior to such suspension or in effect pursuant to an amended or new Subscription Agreement that satisfies the requirements of Section 6.

8.4	Refund of Excess Amount

If, after a Participant’s exercise of an Option under Section 8.2, an amount remains credited to the Participant’s Account as of a Purchase Date (including as a result of the Share purchase limit in Section 8.2), then the remaining amount shall be returned to the Participant, except that any amounts that are not sufficient to purchase a full Share shall be retained in the Participant’s Account for the subsequent Purchase Date, subject to earlier withdrawal by the Participant as provided in Section 9.1.

8.5	Pro Rata Allocation

If the total number of shares for which Options are or could be exercised on any Purchase Date in accordance with this Section 8, when aggregated with all Shares for which Options have been previously exercised under the Plan, exceeds the maximum number of Shares reserved in Section 4.1, the Company may allocate the Shares available for delivery and distribution in the ratio that the balance in each Participant’s Account bears to the aggregate balances of all Participants’ Accounts, and the remaining balance of the amount credited to the Account of each Participant under the Plan shall be returned to him or her as promptly as possible.

8.6	Notice of Disposition

If a Participant or former Participant who is subject to U.S. federal income tax sells, transfers, or otherwise makes a disposition of Shares purchased pursuant to an Option granted within two years after the date such Option was granted or within one year after the date the Shares were transferred to such Participant upon the exercise of the Option, then such Participant or former Participant shall notify the Company in writing of such sale, transfer or other disposition within ten days of the consummation of such sale, transfer, or other disposition.

SECTION 9. WITHDRAWAL FROM THE PLAN, TERMINATION
OF EMPLOYMENT AND LEAVE OF ABSENCE

9.1	Withdrawal from the Plan

A Participant may withdraw all funds accumulated in the Participant’s Account from the Plan during any Offering Period then in progress by delivering a notice of withdrawal to the Company or the Employer (in a manner prescribed by the Committee or its designee) at least 30 days prior to the Purchase Date next following the date such notice of withdrawal is delivered, or by such other time period in advance of the Purchase Date as the Committee may require. If notice of complete withdrawal from the Plan as described in the preceding sentence is timely received, the Participant will no longer be deemed a Participant in the Plan and the Company or the Employer will cease the Participant’s payroll withholding, or other contributions to the Plan, and all funds then accumulated in the Participant’s Account shall not be used to purchase Shares, but shall instead be distributed to the Participant as soon as administratively feasible. An Employee who has withdrawn from an Offering Period may not return funds to the Company or the applicable Employer during that or any other Offering Period or require the Company or the applicable Employer to apply those funds to the purchase of Shares. Any Eligible Employee who has withdrawn from the Plan in accordance with this Section 9.1 may, however, choose to re-enroll in the Plan for a future Offering Period in accordance with Section 6. Unless otherwise determined by the Committee, during an Offering Period, a Participant may not otherwise change the rate of his or her contributions to the Plan.

9.2	Termination of Employment

Participation in the Plan terminates immediately on the date on which a Participant ceases to be employed by the Company or any Designated Company for any reason whatsoever or otherwise ceases to be an Eligible Employee. In the event of termination of employment, all funds then accumulated in the Participant’s Account shall not be used to purchase Shares but shall instead be distributed to the Participant (or in case of the Participant’s death to his or her estate, beneficiary or heirs, as applicable) as soon as administratively feasible without interest, except as otherwise required by local law.

9.3	Leave of Absence

If a Participant takes a leave of absence, the Participant shall have the right, in accordance with procedures prescribed by the Committee, to elect to withdraw from the Plan in accordance with Section 9.1. The employment relationship will be treated as continuing intact while the individual is on sick leave or other leave of absence that the Employer approves or is legally protected under applicable laws. If a leave of absence exceeds three months and the individual’s right to reemployment is not guaranteed by statute or contract, the employment relationship will be deemed to have terminated on the first day immediately following the end of the three-month period.

SECTION 10. ADJUSTMENTS

10.1	Adjustments upon Changes in Capitalization

Subject to any required action by the stockholders of the Company, in the event that at any time or from time to time, a stock dividend, stock split, reverse stock split, spin-off, combination, reclassification or exchange of shares, recapitalization, reorganization, merger, consolidation, statutory share exchange, extraordinary cash dividend, or any other increase or decrease in the number of Shares effected without receipt of consideration by the Company, then the Committee shall make proportional adjustments intended to prevent dilution or enlargement of the benefits or potential benefits intended to be made under the Plan in (i) the maximum number and kind of securities available for issuance under the Plan; (ii) the aggregate maximum number and kind of securities that may be issued with respect to any Offering Period (and interim Purchase Periods therein); and (iii) the number and kind of securities that are subject to any outstanding Option and the per share price of such securities. The determination by the Committee as to the terms of any of the foregoing adjustments shall be conclusive and binding.

10.2	Adjustment upon Dissolution, Liquidation, Merger or Asset Sale

Without limitation on the preceding Section 10.1, in the event of any dissolution, liquidation, merger, consolidation, sale of all or substantially all of the Company’s outstanding securities, sale, lease, exchange or other transfer of all or substantially all of the Company’s assets, or any other similar transaction as determined by the Committee in its sole discretion, the Committee may make such adjustments it deems appropriate to prevent dilution or enlargement of rights in the number and kind of Shares which may be delivered under Section 4, in the number, kind or price of Shares available for purchase under the Plan and in the number of Shares which a Participant is entitled to purchase and any other adjustments it deems appropriate. Without limiting the Committee’s authority under the Plan, in the event of any such transaction, the Committee may elect (a) to have the Options hereunder assumed, converted or substituted by a successor entity (or its Parent), (b) to terminate all outstanding Options either prior to their expiration or upon completion of the purchase of Shares on the next Purchase Date, (c) to shorten the Offering Period by setting a new Purchase Date, or (d) to take such other action deemed appropriate by the Committee.

SECTION 11. MISCELLANEOUS

11.1	Restrictions on Transfer

Options granted under the Plan to a Participant may not be exercised during the Participant’s lifetime other than by the Participant. Neither amounts credited to a Participant’s Account nor any rights with respect to the exercise of an Option or to receive Shares under the Plan may be assigned, transferred, pledged, or otherwise disposed of in any way by the Participant other than by will or the laws of descent and distribution or by a beneficiary designation, if permitted under the Plan for Participants. Any such attempted assignment, transfer, pledge, or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw from the Plan in accordance with Section 9.1.

11.2	Administrative Assistance

If the Committee or its designee so elects, it may retain a Designated Agent to assist in the purchase of Shares, delivery of reports, or other administrative aspects of the Plan. If the Committee or its designee so elects, each Participant shall (unless prohibited by applicable law) be deemed upon enrollment in the Plan to have authorized the establishment of an ESPP Share Account on his or her behalf at any such Designated Agent. Shares purchased by a Participant under the Plan shall be held in such ESPP Share Account in the Participant’s name, or if the Participant so indicates in the Subscription Agreement, in the Participant’s name together with the name of his or her spouse in joint tenancy with right of survivorship or spousal community property, or in certain forms of trust approved by the Committee. The Company may require that Shares be retained with a Designated Agent for a designated period of time following purchase and prior to sale and/or may establish other procedures to permit tracking of disqualifying dispositions of such shares.

11.3	Treatment of Non-U.S. Participants

Participants who are employed by non-U.S. Designated Companies, who are paid in foreign currency, and who contribute foreign currency to the Plan through payroll deductions or other contributions will have such contributions converted to U.S. dollars. The exchange rate and method for such conversion will be determined as prescribed by the Committee. In no event will any procedure implemented for dealing with exchange rate fluctuations that may occur during an Offering Period result in a purchase price below the Purchase Price permitted under the Plan. Each Participant shall bear the risk of any currency exchange fluctuations between the date on which any Participant contributions are converted to U.S. dollars and the applicable Purchase Date.

11.4	Tax Withholding

The Company or other applicable Employer shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company or such Employer, an amount sufficient to satisfy federal, state and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of participation in the Plan.

11.5	Equal Rights and Privileges

Except as provided in Section 11.6, all Eligible Employees shall have equal rights and privileges with respect to the Plan so that the Plan qualifies as an “employee stock purchase plan” within the meaning of Section 423 or any successor provision of the Code and the related regulations. Notwithstanding the express terms of the Plan, any provision of the Plan other than Section 11.6 that is inconsistent with Section 423 or any successor provision of the Code shall without further act or amendment by the Company or the Committee be reformed to comply with the requirements of Section 423 of the Code. This Section 11.5 shall take precedence over all other provisions in the Plan except Section 11.6.

11.6	Eligible Employees in Other Countries

Without amending the Plan, the Committee may grant Options or establish other procedures to provide benefits to Eligible Employees of Designated Companies with non-U.S. Employees on such terms and conditions different from those specified in the Plan as may, in the judgment of the Committee, be necessary or desirable to foster and promote achievement of the purposes of the Plan and shall have the authority to adopt such modifications, procedures, subplans and the like as may be necessary or desirable to (a) comply with provision of the laws or regulations or conform to the requirements to operate the Plan in a qualified or tax or accounting advantageous manner in other countries or jurisdictions in which the Company or any Designated Company may operate or have Employees, (b) ensure the viability of the benefits from the Plan to Eligible Employees employed in such countries or jurisdictions and (c) meet the objectives of the Plan. Notwithstanding anything to the contrary herein, any such actions taken by the Committee with respect to Eligible Employees of any Designated Company may be treated as a subplan outside of an “employee stock purchase plan” under Section 423 of the Code and not subject to the requirements of Section 423 of the Code and the Plan.

11.7	Choice of Law

The Plan, all Options granted thereunder and all determinations made and actions taken pursuant hereto, to the extent not otherwise governed by the laws of the United States, shall be governed by the laws of the State of Delaware without giving effect to principles of conflicts of law.

11.8	Amendment, Suspension and Termination

The Board or the Compensation Committee may amend, suspend or terminate the Plan at any time; provided, however, that (a) the Plan may not be amended in a way that will cause Options issued under the Section 423 Component of the Plan to fail to meet the applicable requirements of Section 423 of the Code; and (b) no amendment that would amend or modify the Plan in a manner requiring stockholder approval under Section 423 of the Code or the requirements of any securities exchange on which the Shares are traded shall be effective unless such stockholder approval is obtained. No Options may be granted during any period of suspension of the Plan.

If the Plan is terminated, the Committee may elect to terminate all outstanding Options either prior to their expiration or upon completion of the purchase of Shares on the next Purchase Date, or may elect to permit Options to expire in accordance with their terms (and participation to continue through such expiration dates). If Options are terminated prior to expiration, all funds accumulated in Participants’ Accounts as of the date the Options are terminated shall be returned to the Participants as soon as administratively feasible.

11.9	No Right of Employment

Neither the grant of nor the exercise of any rights to purchase Shares under the Plan nor anything in the Plan shall impose upon the Company or any Designated Company any obligation to employ or continue to employ any Employee or limit in any way the right of the Company or any Designated Company to terminate an Employee’s employment, with or without cause. The right of the Company or the Designated Company to terminate any Employee shall not be diminished or affected because any rights to purchase Shares have been granted to such Employee.

11.10	Rights as Stockholder

No Participant shall have any rights as a stockholder unless and until Shares been issued to him or her (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company).

11.11	Issuance of Shares

(a)	Notwithstanding any other provision of the Plan, the Company shall have no obligation to issue or deliver any Shares with respect to an Option under the Plan or make any other distribution of benefits under the Plan unless the exercise of the Option and such issuance, delivery or distribution of Shares would comply with all applicable laws, domestic or foreign, including, without limitation, the requirements of the Securities Act, the laws of any state or foreign jurisdiction and the applicable requirements of any securities exchange or similar entity upon which the Shares may then be listed.

(b)	The Company shall be under no obligation to any Participant to register for offering or resale or to qualify for exemption under the Securities Act, or to register or qualify under the laws of any state or foreign jurisdiction, any Shares, security or interest in a security paid or issued under, or created by, the Plan, or to continue in effect any such registrations or qualifications if made.

(c)	As a condition to the exercise of an Option, the Committee may require the person exercising such Option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares.

11.12	Code Section 409A; Tax Qualification

The 423 Component is intended to be exempt from the application of Section 409A of the Code and any ambiguities herein will be interpreted in a manner intended to be so exempt from Section 409A of the Code. Notwithstanding the foregoing, the Company shall have no liability to a Participant or any other party if an Option that is intended to be exempt from Section 409A of the Code is not so exempt or compliant with Section 409A of the Code or for any action taken by the Committee with respect thereto. The Company makes no representation that any Option to purchase Shares under the Plan is exempt from or compliant with Section 409A of the Code or otherwise qualifies for special tax treatment under the laws of the United States or jurisdictions outside the United States.

11.13	Condition for Participation

As a condition to participation in the Plan, Eligible Employees agree to be bound by the terms of the Plan (including, without limitation, the notification requirements of Section 8.6) and the determinations of the Committee.

11.14	Reports

Individual Accounts shall be maintained for each Participant in the Plan. Statements of Accounts shall be available to Participants at least annually, which statements shall set forth the amounts of payroll deductions, the Purchase Price of Shares purchased with accumulated funds, the number of Shares purchased, and the payroll deduction amounts remaining in the Participant’s Account, if any.

11.15	Term of Plan

Unless sooner terminated by the Board, the Plan shall automatically terminate on the tenth anniversary of the earlier of (a) the date the Board adopts the Plan and (b) the date the stockholders approve the Plan. After the Plan terminates, no additional Options may be granted under the Plan, but Options previously granted shall remain outstanding in accordance with their terms and conditions and the Plan’s terms and conditions.

11.16	Severability

If any provision of the Plan or any Option is determined to be invalid, illegal or unenforceable in any jurisdiction, or as to any person, or would disqualify the Plan or any Option under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or, if it cannot be so construed or deemed amended without, in the Committee’s determination, materially altering the intent of the Plan or the Option, such provision shall be stricken as to such jurisdiction, person or option, and the remainder of the Plan and any such Option shall remain in full force and effect.

SECTION 12. EFFECTIVE DATE

The Plan is effective as of the Effective Date, subject to stockholder approval within 12 months before or after the date the Plan is adopted by the Board.

APPENDIX A

DEFINITIONS

As used in the Plan,

“423 Component” has the meaning set forth in Section 1.

“Account” means a recordkeeping account established and maintained for a Participant to which the Participant’s payroll deductions or contributions, if applicable, shall be credited for the purchase of Shares. No interest shall be paid on any amounts credited to such Account, unless required by local law.

“Affiliate” means any entity, other than a Subsidiary, in which the Company has a controlling equity or other ownership interest, in each case as determined by the Committee.

“Board” means the Board of Directors of the Company.

“Code” means the U.S. Internal Revenue Code of 1986, as amended. Any reference to a section of the Code will be deemed to include a reference to any applicable regulations promulgated thereunder.

“Committee” means the Compensation Committee or any other committee (which committee need not be comprised of members of the Board) appointed by the Board to administer the Plan.

“Common Stock” means the common stock, $0.00001 par value per share, of the Company.

“Company” means DeFi Development Corp., a Delaware corporation, or any successor thereto.

“Compensation Committee” means the Compensation Committee of the Board (or a subcommittee thereof of at least one member).

“Cut-Off Date” means the date established by the Committee or its designee from time to time by which Subscription Agreements must be received to participate in an Offering Period or by which changes to Subscription Agreements must be received to become effective.

“Designated Agent” means a brokerage firm, bank or other financial institution, entity or person(s), if any, engaged, retained, appointed or authorized to act as the agent of the Company or an Eligible Employee with respect to the Plan and to maintain ESPP Share Accounts on behalf of Eligible Employees who have purchased Shares under the Plan.

“Designated Company” means any Subsidiary or Affiliate that has been designated by the Committee from time to time in its sole discretion as eligible to participate in the Plan. Only designated U.S. Subsidiaries may participate in the 423 Component (in addition to the Company). At any given time, a Subsidiary that is a Designated Company under the 423 Component shall not be a Designated Company under the Non-423 Component. A Designated Company shall cease to be a Designated Company on the earlier of (a) the date the Committee determines that such entity is no longer a Designated Company or (b) with respect to the 423 Component only, such Designated Company ceases for any reason to be a “subsidiary corporation” as defined in Section 424(f) of the Code.

“Effective Date” means the date of stockholder approval of the Plan.

“Eligible Compensation” means all base wages or salary, cash bonuses, commissions, payments for paid time off and overtime, including amounts of gross earnings that are deferred by an Eligible Employee (a) under a qualified cash or deferred arrangement described in Section 401(k) of the Code or (b) to a plan qualified under Section 125 of the Code. Eligible Compensation does not include severance pay, travel expenses, fringe benefits (cash or noncash), hiring and relocation bonuses, education or tuition reimbursements, pay in lieu of vacation, sick leave, gain from stock option exercises and other equity compensation income, imputed income arising under any Company group insurance or benefit program or any other special payments or any other compensation not included in the first sentence above. The Committee, in its discretion, may establish a different definition of Eligible Compensation for a future Offering Period. For Employees in non-U.S. jurisdictions, the Committee will have the discretion to determine the application of this definition. Eligible Compensation shall be calculated before deduction of any income or employment tax withholdings, but such amounts shall be withheld from the Employee’s net income.

“Eligible Employee” means each Employee of the Company and any Designated Company.

The Committee, in its discretion, may determine from time to time, prior to the first day of an Offering Period (for each Option under the 423 Component, on a uniform and nondiscriminatory basis or as otherwise permitted by Treasury Regulation Section 1.423-2), that the definition of Eligible Employee shall be subject to alternative eligibility requirements, consistent with the eligibility requirements permitted under Section 423 of the Code. For purposes of the foregoing, alternative eligibility requirements may exclude an individual if he or she (a) has been employed less than two years or any lesser period established by the Committee; (b) is customarily employed 20 hours or less per week; (c) is not customarily employed more than five months in any calendar year; and (d) is a highly compensated employee, within the meaning of Section 414(q) of the Code, each such eligibility requirement to be applied with respect to an Offering Period in a manner complying with Section 423 of the Code to the extent required.

“Employee” means any individual who is an employee of the Employer for tax purposes.

“Employer” means the Company or any Designated Company by which an Employee is employed.

“ESPP Share Account” means an account into which Shares purchased with accumulated payroll deductions at the end of an Offering Period (or, if applicable, at the end of a Purchase Period) are held on behalf of a Participant.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended from time to time.

“Fair Market Value” means, with respect to a Share, as of any date, unless the Committee determines otherwise with respect to a future Offering Period:

(a)	if the principal market for the Common Stock (as determined by the Committee if the Common Stock is listed or admitted to trading on more than one exchange or market) is a national securities exchange or an established securities market, the closing sales price per Share during regular session trading on that date on the principal exchange or market on which the Common Stock is then listed or admitted to trading or, if no sale is reported for that date, on the last preceding Trading Day for which a sale was reported;

(b)	if the principal market for the Common Stock is not a national securities exchange or an established securities market, the average of the highest bid and lowest asked prices for the Common Stock on that date as reported on a national quotation system or, if no prices are reported for that date, on the last preceding day for which prices were reported; or

(c)	if the Common Stock is neither listed or admitted to trading on a national securities exchange or an established securities market, nor quoted by a national quotation system, the value determined by the Committee in good faith by the reasonable application of a reasonable valuation method.

“Non-423 Component” has the meaning set forth in Section 1.

“Offering Period” means each period designated by the Committee as further described in Section 5.

“Option” means an option granted under the Plan to a Participant to purchase Shares.

“Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

“Participant” means an Eligible Employee who has enrolled in the Plan pursuant to Section 6 and who has not withdrawn from the Plan or otherwise terminated participation in the Plan.

“Plan” means the DeFi Development Corp. 2025 Employee Stock Purchase Plan, as amended from time to time.

“Purchase Date” means the last Trading Day of an Offering Period or, if applicable, the last Trading Day of a Purchase Period within an Offering Period.

“Purchase Period” means each interim period within an Offering Period designated by the Committee as further described in Section 5. In the event Offering Periods include interim Purchase Periods, if the Fair Market Value of a Share on a Purchase Date other than the final Purchase Date of an Offering Period is less than the Fair Market Value of a Share on the first day of the Offering Period, then every Participant in such Offering Period shall (a) be withdrawn from such Offering Period at the close of such Purchase Date and after the acquisition of Shares for the Purchase Period and (b) enrolled in the Offering Period commencing immediately subsequent to such Purchase Date.

“Purchase Price” has the meaning set forth in Section 8.1, provided, however, that the Purchase Price per Share shall in no event be less than the par value of the Common Stock.

“Securities Act” means the U.S. Securities Act of 1933, as amended from time to time.

“Shares” means shares of Common Stock.

“Subscription Agreement” means an agreement, which may be electronic, pursuant to which an Eligible Employee may elect to enroll in the Plan, authorize a new level of payroll deductions, or stop payroll deductions or contributions and withdraw from an Offering Period.

“Subsidiary” means a corporation, domestic or foreign, whether now or hereafter existing, as defined in Section 424(f) of the Code and generally means any corporation, domestic or foreign, of which not less than 50% of the combined voting power is held by the Company or a Subsidiary, whether or not such corporation exists now or is hereafter organized or acquired by the Company or a Subsidiary.

“Trading Day” means a day on which the New York Stock Exchange, NASDAQ Stock Market or other alternative exchange or service on which the Common Stock is traded, listed or quoted is open for trading.